As filed with the Securities and Exchange Commission on  March 22, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CASTLEPOINT HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	6331	N/A
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Victoria Hall

11 Victoria Street

Hamilton HM 11

Bermuda

(441) 294-6409

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, New York 10011

(212) 590-9330

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Roslyn Tom, Esq.	J. Brett Pritchard, Esq.
Baker & McKenzie LLP	Lord, Bissell & Brook LLP
1114 Avenue of the Americas	111 South Wacker Drive
New York, New York 10036	Chicago, Illinois 60606
(212) 891-3971	(312) 443-1773

Approximate date of commencement of proposed sale of securities to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-139939

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Shares, $0.01 par value	$21,306,896	$654.12(2)

(1)             The Registrant previously registered Common Shares with a maximum aggregate offering price of $106,534,500 on a Registration Statement on Form S-1 (File No. 333-139939), which was declared effective on March 22, 2007.

(2)             This amount is in addition to the $7,085.61 registration fee previously paid in connection with the filing of the earlier registration statement.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing by $21,306,896 the aggregate initial offering price for securities being registered, which are securities of the same class as were included in our Registration Statement on Form S-1 (File No. 333-139939), as amended (as so amended, the “Prior Registration Statement”).  The Prior Registration Statement was declared effective by the Securities and Exchange Commission on March 22, 2007.  The contents of the Prior Registration Statement (including all exhibits filed with, or incorporated by reference therein) are incorporated by reference into, and shall be deemed part of, this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 22nd day of March, 2007.

CASTLEPOINT HOLDINGS, LTD.

By:	MICHAEL H. LEE
Michael H. Lee
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ MICHAEL H. LEE		March 22, 2007
	Michael H. Lee	Chairman of the Board, Chief Executive Officer and
Director (Principal Executive Officer)

	*		March 22, 2007
	Joel S Weiner	Senior Vice President, Chief Financial Officer and
Director (Principal Financial and Accounting Officer)

	*		March 22, 2007
	Gregory T. Doyle	President and Director

	*		March 22, 2007
	William A. Robbie	Director

	*		March 22, 2007
	Robert Smith	Director

	/s/ MICHAEL H. LEE		March 22, 2007
	Michael H. Lee	Authorized Representative in the United States

*By:	/s/ MICHAEL H. LEE
Michael H. Lee
Attorney-in-fact

Exhibit Number	Description of Document
5.1	Opinion of Conyers Dill & Pearman
23.1	Consent of PricewaterhouseCoopers (Bermuda)
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)